                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))


                             BTU International, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[x]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)   Proposed maximum aggregate value of transaction:

5)   Total fee paid:

[ ]  Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

2)   Form, Schedule or Registration Statement No.:

3)   Filing Party:

4)   Date Filed:

--------------------------------------------------------------------------------

                             BTU INTERNATIONAL, INC.
                                 23 ESQUIRE ROAD
                 NORTH BILLERICA, MASSACHUSETTS 01862-2596, USA


                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 22, 1998

                                 ---------------


     Notice is hereby given that the Annual Meeting of Stockholders of BTU International, Inc. will be held at the offices of the Company, 23 Esquire Road, North Billerica, Massachusetts, at 10:00 A.M. on Friday, May 22, 1998 for the following purposes:

     1.   To elect four directors to serve for the ensuing year.

     2. To approve Amendment to the Company's 1993 Equity Incentive Plan increasing by 500,000 the shares available under the plan.

     3.   To approve the 1998 Stock Option Plan for Non-Employee Directors.

     4. To transact any other business that may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 8, 1998 are entitled to notice of and to vote at the meeting.

     If you are unable to be present personally, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                   By Order of the Board of Directors



                                   JOHN E. BEARD
                                   Secretary


North Billerica, Massachusetts
April 24, 1998

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 22, 1998

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------


     The enclosed proxy is solicited on behalf of the Board of Directors of BTU International, Inc. ("BTU" or the "Company") to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held on May 22, 1998 or at any adjournment thereof. The cost of solicitation of proxies will be borne by BTU. Directors, officers and employees of BTU may also solicit proxies by telephone, telegraph or personal interview. BTU will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares. The Company has retained Corporate Investor Communications for a fee of $4,500, plus reasonable out of pocket expenses, to solicit proxies from banks, brokers and nominees.

     The holders of record of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") at the close of business on April 8, 1998 are entitled to notice and to vote at the Meeting. There were 7,177,662 shares of Common Stock outstanding on that date, each of which is entitled to one vote on each matter to come before the meeting.

     Shares represented by proxies in the form enclosed, if properly executed and returned and not revoked, will be voted as specified, but where no specification is made, the shares will be voted to fix the number of directors at four, for the election as directors of the nominees named below, for Amendment No. 2 to the Company's 1993 Equity Incentive Plan and for the approval of the 1998 Stock Option Plan for Non-Employee Directors. To be voted, proxies must be filed with the Secretary prior to voting. Proxies may be revoked at any time before exercise by filing a notice of such revocation with the Secretary.

     The holders of a majority of the issued and outstanding shares of Common Stock, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Meeting. Directors shall be elected by a plurality of the votes cast at the meeting for the election of directors. A majority of the votes properly cast on each of Proposals 2 and 3 is necessary to approve those Proposals. The person designated as the election inspector will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e. shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the brokers or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for the purposes of determining the presence of a quorum, but neither abstentions nor brokers non-votes will have any effect on the outcome of voting on the matter.

     The Annual Report to Stockholders for BTU's fiscal year ended December 31, 1997 has been mailed with this proxy statement. This proxy statement and the enclosed proxy were mailed to stockholders on the same date as the date of the Notice of Annual Meeting of Stockholders. The principal executive offices of BTU are located at 23 Esquire Road, North Billerica, Massachusetts 01862-2596.


                            1. ELECTION OF DIRECTORS

     The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned and not revoked to fix the number of directors at four and in favor of the election as directors of the four nominees named below, all of whom are now directors of BTU, unless authority to vote for the election of any or all of such nominees is withheld by marking the proxy to that effect.

     The persons elected as directors will serve until the next Annual Meeting of Stockholders and until their successors are elected and shall qualify. It is expected that each of the nominees will be able to serve, but if any nominee is unable to serve, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees or to fix the number of directors at a lesser number.



                                                BUSINESS EXPERIENCES AND                                 DIRECTOR
         NAME                                     CURRENT DIRECTORSHIPS                         AGE       SINCE
----------------------                    --------------------------------------                ---      --------
Paul J. van der Wansem .................  President, Chief Executive Officer and                58        1979
                                          Chairman of the Board of Directors of
                                          the Company

Alexander V. d'Arbeloff ................  Director of the Company;                              70        1984
                                          Director of GeoTel, a manufacturer of
                                          software for telecommunications;
                                          Chairman of the Board of Directors of
                                          Teradyne, Inc., a manufacturer of
                                          semiconductor test equipment;
                                          Director, Stratus Computer, Inc., a
                                          computer manufacturer; Director, PRI
                                          Automation, Inc., a semiconductor
                                          equipment manufacturer (1) (2)

David A.B. Brown .......................  Director of the Company; President of                 54        1989
                                          The Windsor Group, Inc., a management
                                          consulting firm of which he is
                                          co-founder; Director, EMCOR Group,
                                          Inc., an electrical and mechanical
                                          engineering company; Director, Marine
                                          Drilling Companies, an owner and
                                          operator of offshore drilling
                                          rigs(1)(2)

J. Chuan Chu ...........................  Director of the Company; Chairman of                  78        1991
                                          Columbia International Corporation, an
                                          engineering firm; Senior Advisor,
                                          Office of the President of SRI
                                          International, an international
                                          consulting firm; Director,
                                          Interproject Corp., an international
                                          construction and trading company;
                                          Senior Research Professor, Development
                                          Research Center, State Council,
                                          China (1)(2)

----------

(1)  Member of Audit Committee

(2)  Member of Stock Option and Compensation Committee.

     During 1997, the Board of Directors held six meetings. Mr. van der Wansem and Mr. Brown attended 100% of the Board and relevant committee meetings during 1997, Dr. Chu attended 83%, and Mr. d'Arbeloff attended 67% of the same meetings. Each director who is not an officer or employee of the Company is entitled to receive $5,000 annually, plus $750 for each Board meeting attended and $500 for each committee meeting attended independent of a Board meeting.

     During 1997 the Company paid $13,750 in a consulting fee to a company of which Dr. Chu is the chairman. Also in 1997 the Company paid $30,000 in a consulting fee to a company of which Mr. Brown is the president.

     Under the Company's 1989 Stock Option Plan for Non-Employee Directors, on April 30, 1997 each non-employee director received an option to purchase 500 shares of BTU Common Stock with an exercise price equal to the fair market value of the stock on that date ($3.75 per share). These options become exercisable as to one-fourth of the shares on each of the first four anniversaries of the date of grant. In addition, on April 30, 1997, the Board awarded to each non-employee director from the Company's 1993 Equity Incentive Plan an additional option covering 500 shares of BTU Common Stock at the same exercise price and with the same vesting schedule.

     The Audit Committee, comprised of David A.B. Brown (Chairman), Alexander V. d'Arbeloff and J. Chuan Chu are not employees of the Company. The Committee held one meeting during 1997. The Committee recommends to the Board of Directors the independent public accountants to be engaged by the Company; reviews with the independent public accountants and management the Company's internal accounting procedures and controls; and reviews with the independent public accountants the scope and results of the auditing engagement.

     The Stock Option and Compensation Committee, comprised of J. Chuan Chu (Chairman), Alexander V. d'Arbeloff and David A.B. Brown, administers the Company's stock option and compensation plans and provides recommendations to the Board of Directors regarding compensation matters. The Committee held no meetings independent of the Board of Directors meetings during 1997.

     The Company has no nominating committee.

COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors, its officers and any persons holding more than ten percent of the Company's Common Stock are required to report to the Securities and Exchange Commission holdings and transactions in the Common Stock. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure during 1997 to file by these dates. The Company's directors, officers and ten percent holders satisfied all of these filing requirements for 1997. In making these statements, the Company has relied on the written representations of its directors, officers and ten percent holders and copies of the reports that they have filed with the Commission and the Company.

BENEFICIAL OWNERSHIP OF SHARES

     The following table sets forth certain information regarding beneficial ownership as of April 8, 1998 of the Company's Common Stock (i) by each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) by each of the Company's directors and nominees, (iii) by each executive officer of the Company and (iv) by all directors and executive officers of the Company as a group.


                                                           COMMON STOCK
                                                        BENEFICIALLY OWNED(1)
                                                      -----------------------
                                                      NUMBER OF    PERCENT OF
 DIRECTORS AND EXECUTIVE OFFICERS                      SHARES        CLASS
-----------------------------------                   ---------    ----------
Paul J. van der Wansem(2) ..........................  1,809,497      24.9%

Alexander V. d'Arbeloff ............................     33,125        *

David A.B. Brown ...................................      4,625        *

J. Chuan Chu .......................................      2,100        *

David H. Barry(3) ..................................      8,900        *

Thomas P. Kealy(3) .................................     21,530        *

All directors and executive officers as a group
  (6 persons)(4) ...................................  1,879,777      25.8%


5%  BENEFICIAL OWNERS
---------------------
FMR Corp.(5) ........................................   434,800       6.0%
 82 Devonshire Street
 Boston, MA  02109


John W. L. Moses(6) .................................   432,650       5.9%
 3616 N. Albemarle St.
 Arlington, VA 22207

Dimensional Fund Advisors Inc(7) ....................   413,900       5.7%
 1299 Ocean Avenue
 Santa Monica, CA 90401


*    Less than one percent

(1) Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or it.

(2) Includes 120,000 shares of Common Stock held by trusts, of which Mr. van der Wansem is a trustee, for the benefit of certain members of Mr. van der Wansem's family. Mr. van der Wansem disclaims beneficial ownership in these shares held this trust. Also includes 50,947 shares held in a family limited partnership, in which Mr. van der Wansem is a general partner and a limited partner. Also includes 66,050 shares held by Mrs. van der Wansem, in which Mr. van der Wansem disclaims beneficial ownership in these shares. Also includes 18,500 shares, which are as a result of options which are exercisable within 60 days of the record date. Mr. van der Wansem's address is c/o BTU International, Inc., 23 Esquire Road, North Billerica, Ma. 01862-2596.

(3) Includes 8,900 shares for Mr. Barry and 8,500 for Mr. Kealy which are a result of options exercisable within 60 days of the record date.

(4) Includes 42,275 shares which are as a result of options which are exercisable within 60 days of the record date.

(5) According to information filed on February 9, 1998 with the Securities and Exchange Commission in a Schedule 13G, Edward C. Johnson 3d, FMR Corp., through its wholly owned subsidiary Fidelity Management & Research Company ("Fidelity"), and the Fidelity Low-Priced Stock Fund ("the Fund") each has sole power to dispose of the 452,300 shares owned by the Fund. Fidelity carries out voting of the shares under written guidelines established by the Fund's Board of Trustees.

(6) According to information filed on January 5, 1998 with the Securities and Exchange Commission in a Schedule 13D, John W.L. Moses owns 432,650 shares and has the sole power to dispose of and vote these shares.

(7) According to information filed on February 10, 1998 with the Securities and Exchange Commission in a Schedule 13G, Michael T. Scardina, of Dimensional Fund Advisors Inc., ("the Fund"), has sole power to dispose of the 413,900 shares owned by the Fund. The Fund carries out voting of the shares under written guidelines established by the Fund's Board of Trustees.

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to compensation paid to or accrued on behalf of the persons who on December 31, 1997 were the chief executive officer and the two other most highly paid executive officers of the Company (the "Named Executive Officers") for services to the Company for the years 1995, 1996 and 1997.

                           SUMMARY COMPENSATION TABLE



                                                                               LONG-TERM
                                                                             COMPENSATION
                                                                                 AWARDS
                                                           ANNUAL             SECURITIES
                                                        COMPENSATION           UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR     SALARY($)     BONUS($)      OPTIONS (#)     COMPENSATION($)(1)
---------------------------               ----     ---------     --------    --------------    ------------------
Paul J. van der Wansem .................  1997      253,590        2,750         50,000              36,454
  Chairman and                            1996      250,218          --          12,000               8,250
  Chief Executive Officer                 1995      249,861      167,229           --                 7,750

David H. Barry .........................  1997      130,378          --           4,000              21,090
  Vice President                          1996      130,430          --           5,000               2,570
  and General Manager                     1995      130,110       56,435           --                 2,361

Thomas P. Kealy ........................  1997       98,314        1,066          8,000               1,953
 Vice President, Corporate Controller     1996       98,146          --           5,000               1,864
 and Chief Accounting Officer             1995       98,109       25,842           --                 1,780


(1) Consists of Company contributions to the 401(k) plan and, in the case of Mr. van der Wansem, a Company payment of $33,454 for life insurance, and Mr. Barry received a retirement payment of $18,504.


                              OPTION GRANTS IN 1997

     The following table sets forth information with respect to options granted to the Named Executive Officers during 1997.



                                                      INDIVIDUAL GRANTS                                     POTENTIAL REALIZABLE
                              ------------------------------------------------------------------              VALUE AT ASSUMED
                               NUMBER OF                                                                   ANNUAL RATES OF STOCK
                              SECURITIES        % OF TOTAL                                                   PRICE APPRECIATION
                              UNDERLYING        GRANTED TO          EXERCISE                                  FOR OPTION TERM
                                OPTIONS         EMPLOYEES IN           PRICE          EXPIRATION         -------------------------
                              GRANTED(#)        FISCAL YEAR         ($/SHARE)           DATE              5%($)            10%($)
                              ----------        ------------        ---------         ----------         ------           --------
Paul J. van der Wansem          50,000             22.5%              $ 3.75          05/13/04           $76,331          $177,884
David H. Barry                   4,000              1.8%              $ 3.75          05/13/04           $ 6,107          $ 14,231
Thomas P. Kealy                  8,000              3.6%              $ 3.75          05/13/04           $12,213          $ 28,462

The table below sets forth information with respect to the exercise of options during 1997 and the aggregate value at year end of options held by the Named Executive Officers.

                         AGGREGATED OPTION EXERCISES IN
                    LAST FISCAL YEAR AND FY-END OPTION VALUE


                                                                   NUMBER OF                (1)
                                                                   SECURITIES            VALUE OF
                                                                   UNDERLYING           UNEXERCISED
                                                                  UNEXERCISED          IN-THE-MONEY
                                 SHARES                            OPTIONS AT           OPTIONS AT
                              ACQUIRED ON                      DECEMBER 31, 1997     DECEMBER 31, 1997
                                EXERCISE          VALUE           EXERCISABLE/         EXERCISABLE/
         NAME                     (#)          REALIZED($)     UNEXERCISABLE (#)     UNEXERCISABLE ($)
----------------------        -----------      -----------     -----------------     -----------------
Paul J. van der Wansem          4,500            15,187          3,000/59,000           919/74,631
David H. Barry........              0                 0           3,650/7,750          8,588/8,563
Thomas P. Kealy.......              0                 0          5,250/11,750        13,688/14,313


(1) Value is based on the closing sales price of the Company's Common Stock on December 31, 1997, the last trading day of 1997 ($5.1875), less the applicable option exercise price.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Brown, Chu, and d'Arbeloff , none of whom is or was an executive officer of the Company during 1997, served on the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee has submitted the following report:

     In February 1997 the Compensation Committee, as part of the Board of Directors meeting, continued the Management Incentive Compensation Plan that was adopted in 1996. This plan would pay executives of the Company a cash bonus based on attaining certain goals, these goals are both an earnings per share target and the accomplishment of specific organizational goals.

     Operating performance in 1997 resulted in no payments pursuant to the Management Incentive Compensation Plan as actual earnings per share were below minimum target levels.

     The Company has an Incentive Profit Sharing Plan for all eligible employees. The persons included in the Management Incentive Compensation Plan are eligible to participate in the Company-wide profit sharing plan, but any earnings they derive from this plan during the year are deducted from their bonuses earned under the Management Incentive Compensation Plan.



J. Chuan Chu, Chairman
David A.B. Brown
Alexander D. d'Arbeloff

COMPARATIVE STOCK PERFORMANCE

     The following graph shows the cumulative total return on BTU Common Stock since December 31, 1992 compared to the Standard & Poors 500 Index and the Standard & Poors, Technology Sector Index. Historical stock price performance is not necessarily indicative of future performance.



                              [PERFORMANCE CHART]



                                                                       CUMULATIVE TOTAL RETURN
                                          ----------------------------------------------------------------------------
                                          12/31/92          12/31/93     12/31/94     12/31/95    12/31/96    12/31/97

Btu Intl Inc     BTUI                      100.00            130.77       292.31       288.46      184.62      319.23
S & P 500                                  100.00            110.08       111.53       153.45      188.68      251.64
S & P TECHNOLOGY SECTOR                    100.00            123.01       143.37       206.51      292.98      369.42


          APPROVAL OF AMENDMENT NO. 2 TO THE 1993 EQUITY INCENTIVE PLAN

     Subject to stockholder approval at the Annual Meeting of Stockholders, the Board of Directors on February 13, 1998 approved a proposal to amend the Company's 1993 Equity Incentive Plan (as amended to date, the "Incentive Plan") to increase by 500,000 shares, the aggregate number of shares of Common Stock of the Company that may be delivered in connection with options, stock appreciation rights ("SARs") or other stock-based awards granted under the Incentive Plan.

     As of April 8, 1998 there were 119,743 shares of Common Stock available for award under the Incentive Plan. The Board of Directors believes that the number of shares that remain available for issuance under the Incentive Plan is insufficient to continue to fulfill the purpose of the Incentive Plan to attract, retain and reward key employees of the Company and accordingly, the number of shares of Common Stock authorized for delivery thereunder should be increased by 500,000 shares to 619,743 shares of Common Stock.

     The Incentive Plan is administered by the Compensation Committee. A total of 541,183 shares of Common Stock, which became available due to the expiration of the previous 1982 Stock Option Plan, was originally reserved for issuance under the Incentive Plan, subject to adjustment for stock dividends and similar events. The Incentive Plan was adopted by the Board of Directors on February 22, 1993. Stockholders approved the Incentive Plan at the Annual Meeting of Stockholders held on May 14, 1993. On April 23, 1997, the Board of Directors adopted Amendment No. 1 to the Incentive Plan ("Amendment No. 1") which provided for per-individual limitations on the number of shares of Common Stock issuable upon exercise of options and SARs under the Incentive Plan in order to comply with Section 162(m) of the Internal Revenue Code. Stockholders approved Amendment No. 1 at the Annual Meeting of Stockholders held on May 30, 1997.

     The following is a summary of the Incentive Plan as currently in effect the full text of the Incentive Plan and Amendment No. 2 are available without charge upon request to Thomas P. Kealy, Vice President, Corporate Controller and Chief Accounting Officer, BTU International, Inc., 23 Esquire Road, North Billerica, Massachusetts 01862-2396

GENERAL

     Under the Incentive Plan, the Compensation Committee may grant stock options (both incentive stock options and nonstatutory options), SARs, restricted stock, unrestricted stock, deferred stock grants, and performance awards, as well as loans in connection with such grants and awards and cash payments intended to offset income taxes due with respect to any such grant or award. Awards under the Incentive Plan may also include provision for the payment of dividend equivalents with respect to the shares subject to the awards. Employees of the Company and its subsidiaries and other persons or entities who, in the Compensation Committee's opinion, are in a position to make a significant contribution to the success of the Company are eligible to receive awards under the Incentive Plan. The maximum number of shares of Common Stock for which options may be granted to any individual in any year of the Incentive Plan is 250,000 and the maximum number of shares of Common Stock subject to SARs granted to an individual in any year of the Incentive Plan is likewise 250,000. These per-individual limitations are intended to be construed and applied consistent with the rules and regulations under Section 162(m) of the Internal Revenue Code.

     Stock Options. The exercise price of an incentive stock option granted under the Incentive Plan may not be less than 100% (110% in the case of ten percent or greater shareholders) of the fair market value of the Common Stock at the time of grant. The exercise price of a nonstatutory option granted under the Incentive Plan is determined by the Compensation Committee. The Compensation Committee sets the term of each option, which cannot exceed ten years from grant (five years from grant in the case of an incentive stock option granted to a ten percent or greater shareholder), and specifies the time or times each option will be exercisable. The exercise price may be paid in cash or check acceptable to the Company. Subject to certain additional limitations, the Compensation Committee may also permit the exercise price to be paid by tendering shares of Common Stock, by using a promissory note, by delivering to the Company an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price, or a combination of the foregoing.

     Stock Appreciation Rights (SARs). SARs may be granted either alone or in tandem with stock option grants. Each SAR entitles the participant, in general, to receive upon exercise the excess of a share's fair market value at the date of exercise over the share's fair market value on the date the SAR was granted. The Incentive Plan also provides for SARs entitling the participant, upon exercise, to receive an amount based on certain other measures, including SARs that entitle the recipient to receive, following a change in control of the Company as determined by the Compensation Committee, an amount measured by specified values or averages of values prior to the change in control. If a SAR is granted in tandem with an option, the SAR will be exercisable only to the extent the option is exercisable. To the extent the option is exercised, the accompanying SAR will cease to be exercisable, and vice versa.

     Stock Awards. The Incentive Plan provides for awards of nontransferable shares of restricted Common Stock subject to forfeiture as well as of unrestricted shares of Common Stock. Restricted Common Stock must be forfeited to the Company if the participant ceases to be an employee before the restriction lapse. Other awards under the Incentive Plan may also be settled with restricted Common Stock.

     The Incentive Plan also provides for deferred grants entitling the recipient to receive shares of Common Stock in the future at such times and on such conditions as the Compensation Committee may specify, and performance awards entitling the recipient to receive cash or Common Stock following the attainment of performance goals determined by the Compensation Committee. Performance conditions and provisions for deferred stock may also be attached to other awards under the Incentive Plan.

     The Compensation Committee may approve loans from the Company in connection with the purchase of Common Stock under an award or the payment of taxes in connection with an award, and may provide for outright cash grants to make participants whole for certain taxes. A loan under the Incentive Plan will have such provision as the Compensation Committee determines but may not have a term exceeding ten years.

     Except as otherwise provided by the Compensation Committee, if a participant dies, options and SARs exercisable immediately prior to death may be exercised by the participant's executor, administrator or transferee during a period of one year following such death (or for the remainder of their original term, if less). Options and SARs not exercisable at a participant's death terminate. Outstanding awards of Restricted Stock must be transferred to the Company upon a participant's death and, similarly, Deferred Stock grants, performance awards and supplemental awards to which a participant is not irrevocably entitled will be forfeited unless otherwise provided.

     In the case of termination of a participant's association with the Company for reasons other than death, options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less), shares of Restricted Stock must be resold to the Company, and other awards terminate, except as otherwise provided.

     In the case of certain mergers, consolidations or other transactions in which the Company is acquired or is liquidated, all outstanding awards will terminate. The Compensation Committee may, however, in its discretion cause unvested awards to vest or become exercisable, remove performance or other conditions on the exercise of or vested right to an award, or in certain circumstances provide for replacement awards.


FEDERAL TAX EFFECTS

     The following discussion summarizes certain federal income tax consequences of the exercise and receipt of options under the Incentive Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Incentive Plan, nor does it cover state, local or non-U.S. taxes.

     Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an incentive stock option ("ISO"). However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one-and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

     Nonstatutory Options. In general, in the case of a nonstatutory option, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, appreciation and depreciation after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

     In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a nonstatutory option. ISOs granted after 1986 are also treated as nonstatutory options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

     Under the so-called "golden parachute" provisions of the Internal Revenue Code, options that vest in connection with a change in control of the Company may be required to be valued and taken into account in determining whether the participant has received payments in the nature of compensation that are contingent on the change in control ("parachute payments") equal to or greater than three times the participant's average compensation for the five years ended prior to the year in which the change in control occurs. If this limit is exceeded, the excess of the participant's parachute payments over one times the five-year average base amount may be subject to an additional 20% federal tax and may be nondeductible to the Company.

RECOMMENDATION OF YOUR BOARD OF DIRECTORS "FOR" THIS PROPOSAL

     The Board of Directors believes that the Incentive Plan promotes the interests of the Company and the stockholders and enables the Company to attract, retain and reward persons important to the Company's success. If Amendment No. 2 is not approved by the Stockholders, the Company may not be able to continue to competitively attract, retain and award such persons. Accordingly, the Board of Directors has approved the adoption of Amendment No. 2 and recommends that the stockholders vote "FOR" the proposal to adopt Amendment No. 2. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.



                                   APPROVAL OF
                1998 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     On September 5, 1989, the Board of Directors of the Company unanimously approved the establishment of the 1989 Stock Option Plan for Directors (the "1989 Plan"), which was approved by stockholders at the Annual Meeting of Stockholders on May 11, 1990. No options may be granted under the 1989 Plan after September 5, 1999. On February 13, 1998, the Board of Directors approved a proposal to adopt the 1998 Stock Option Plan for Non-Employee Directors (the "1998 Plan"), subject to stockholder approval at the Annual Meeting of Stockholders. The 1998 Plan, if approved by the stockholders at the Annual Meeting of Stockholders, will replace the 1989 Plan for any future option grants to Eligible Directors (as defined below).

     The 1998 Plan is designed to advance the Company's interests by enhancing its ability to attract and retain non-employee directors who are in a position to make significant contributions to the success of the Company and to reward non-employee directors for such contributions through awarding options to purchase shares of Common Stock of the Company. A total of 50,000 shares of Common Stock has been reserved for issuance under the 1998 Plan, subject to adjustment for stock dividends and similar events. Stockholders are being requested to approve the 1998 Plan at the Annual Meeting of Stockholders. The following is a summary of the 1998 Plan. The full text of the 1998 Plan is available without charge upon request to Thomas P. Kealy, Vice President, Corporate Controller and Chief Accounting Officer, BTU International, Inc., 23 Esquire Road, North Billerica, Massachusetts 01862-2396

GENERAL

     The 1998 Plan is administered by a committee of the Board of Directors designated for such purpose (the "Committee") or if no such committee is designated, by the Board of Directors. Under the 1998 Plan, the Committee may grant stock options to any director who (i) is not an employee of the Company or of any subsidiary of the Company, and (ii) is not a holder of more than 5% of the outstanding shares of the Stock, or a person who is in control of such holder (such director being an "Eligible Director"). Of the current directors, Messrs. d'Arbeloff, Brown and Chu are Eligible Directors.

     If the Plan is approved, each Eligible Director will receive, immediately following the 1998 Annual Meeting of Stockholders, an option to purchase 1,000 shares of Common Stock. This continues a practice in effect for several years pursuant to which options to directors were for a fixed number of shares each year. The directors are currently considering a new option policy which would give directors the opportunity to increase their option position by choosing to receive options in lieu of cash compensation.

     The exercise price for all Formula Options granted under the 1998 Plan will be the fair market value of Common Stock on the date of the grant. Formula Options will become exercisable for one-quarter of the shares covered on each of the first through fourth anniversaries of the grant. All Formula Options expire in no more than seven years after the date of the grant.

     The Committee will set the exercise price of a Discretionary Option, as well as the term of each such option, which cannot exceed seven years from the date of the grant, and the time or times each such option will be exercisable.

     The exercise price may be paid in cash, check acceptable to the Company, bank draft or money order payable to the order of the Company. Subject to certain additional limitations, the Committee may also permit the exercise price to be paid by tendering shares of Common Stock, by having the Company hold back from the shares transferred upon exercise Common Stock equal in value to the purchase price, by using a promissory note, by delivering to the Company an undertaking by a broker to promptly deliver sufficient funds to pay the exercise price, or a combination of the foregoing.

     Except as otherwise provided by the Committee, if an Eligible Director dies, options exercisable immediately prior to death may be exercised by the participant's executor, administrator or transferee during a period of six months following such death (or for the remainder of their original term, if less). Options not exercisable at the time of the Eligible Director's death terminate.

     If an Eligible Director's association with the Company terminates for reasons other than death, options remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less), unless the Eligible Director was removed for cause or resigned under circumstances which, in the opinion of the Committee, casts such discredit on him or her as to justify termination of the options. Options not exercisable at the time of termination expire.

     In the case of certain mergers, consolidations or other transactions in which the Company is acquired or is liquidated, all outstanding options will terminate provided that the Committee makes all outstanding options immediately exercisable twenty days prior to the effective date of any such transaction. If the transaction is to be accounted for as a pooling of interests, the Committee shall, however, in its discretion arrange to have the successor or surviving corporation assume the options, which will become fully exercisable and expire 180 days after the transaction. If there is a Change of Control, which is defined as the acquisition of 30% of the voting power of the Company's securities (other than from the Company), a change of control that is required to be reported under the proxy rules of the Securities and Exchange Commission, or certain mergers or consolidations or a sale of substantially all of the Company's assets, all options will become fully exercisable.

 FEDERAL TAX EFFECTS

     The following discussion summarizes certain federal income tax consequences of the exercise and receipt of options under the 1998 Plan. The summary does not purport to cover federal tax consequences that may be associated with the 1998 Plan, nor does it cover state, local or non-U.S. taxes.

     All options granted under the 1998 Plan will be non-qualified options for federal tax purposes. In general, in the case of a nonstatutory option, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, appreciation and depreciation after the date of exercise is treated as a capital gain or loss for which the Company is not entitled to a deduction.

RECOMMENDATION OF YOUR BOARD OF DIRECTORS "FOR" THIS PROPOSAL

     The Board of Directors believes that the adoption of the 1998 Plan will promote the interests of the Company and the stockholders and enable the Company to attract, retain and reward non-employee directors who are in a position to make significant contributions to the success of the Company. Accordingly, the Board of Directors has approved the adoption of the 1998 Plan and recommends that the stockholders vote "FOR" the proposal to adopt the 1998 Plan. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.

AUDIT MATTERS

     Arthur Andersen LLP has been selected to examine the financial statements of the Company for the year ended December 31, 1998, and to report the results of their examination.

     A representative of Arthur Andersen LLP is expected to be present at the Meeting and will be afforded the opportunity to make a statement and to respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

     Proposals of stockholders submitted for consideration at the Annual Meeting of Stockholders in 1999 must be received by the Company no later than December 9, 1998.

OTHER BUSINESS

     The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Annual Meeting of Stockholders. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

FORM 10-K

     A COPY OF BTU'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE (EXCEPT FOR A REASONABLE CHARGE FOR FURNISHING EXHIBITS) BY WRITING TO: OFFICE OF INVESTOR RELATIONS, BTU INTERNATIONAL, INC., 23 ESQUIRE ROAD, NORTH BILLERICA, MASSACHUSETTS 01862.

                                                                      0857-PS-98


                                                            DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

    PLEASE DO NOT FOLD THIS PROXY.

    1. To fix the number of Directors for the ensuing year at (4), and to elect the following (4) Directors.

       NOMINEES: Paul J. van der Wansem, Alexander V. d'Arbeloff,                                          FOR   AGAINST   ABSTAIN
                 David A.B. Brown and J. Chuan Chu                   2. Approve the Amendment to the       [ ]     [ ]       [ ]
                                                                        1993 Equity Incentive Plan,
                     FOR        WITHHELD                                increasing the shares available
                     ALL        FROM ALL                                under the Plan.
                  NOMINEES      NOMINEES
                    [ ]           [ ]                                3. Approve the 1998 Stock Option      [ ]     [ ]       [ ]
                                                                        Plan for Non-Employee Directors.
       [ ] ____________________________________________
           For all nominees except as noted above.


                                                                     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT           [ ]


                                                                     Please sign exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee, or guardian,
                                                                     please sign your full title as such. Each joint owner should sign.



Signature: ____________________________  Date: _______________   Signature: ____________________________  Date: _______________



                                  DETACH HERE



                                     PROXY

                   ANNUAL MEETING OF BTU INTERNATIONAL, INC.

                                 MAY 22, 1998


    The undersigned hereby constitutes and appoints Paul J. van der Wansem and Thomas P. Kealy, or either of them with power of substitution to each, proxies to vote and act at the Annual Meeting of Stockholders on May 22, 1998 at 10:00 a.m., and at any adjournments thereof, upon and with respect to the number of shares of Common Stock of the company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted IN FAVOR of all nominees for director, IN FAVOR of the amendment to the 1993 Equity Incentive Plan, IN FAVOR of the 1998 Stock Option Plan for Non-Employee Directors and in the discretion of the named proxies as to any other matter that may come before this meeting or any adjournment thereof.

-----------                                                         -----------
SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                                                                SIDE
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